malonebaileyLLP
CERTIFIED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 10, 2007 with respect to the audited consolidated statements of expenses, changes in stockholders’ deficit, and cash flows of Oramed Pharmaceuticals Inc. for the period from April 12, 2002 (Inception) through August 31, 2007.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 7, 2010